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                                                       Exhibit 7.H
                              PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (the "Agreement") is entered into as of April 16, 1996 by and between Roamer One Holdings, Inc., a Delaware corporation ("Pledgor"), and RFF Family Partnership, L.P., a California limited partnership (the "Lender").

          WHEREAS, the Lender has agreed to make a loan (the "Loan") to Pledgor in the sum of $500,000; Pledgor has agreed to repay the Loan pursuant to that certain Promissory Note (the "Note") of even date;

          WHEREAS, Pledgor is the legal and beneficial owner of 100,000 of the issued and outstanding shares of capital stock of Intek Diversified Corporation, a Delaware corporation ("'Intek"), evidenced by Certificate No. ______ issued by Intek (the "Pledged Shares");

          WHEREAS, it is a condition to the Lender's making the Loan that Pledgor shall have granted the pledge and security interest contemplated by this Agreement; and

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lender to make the Loan, the parties hereto agree as follows:

          SECTION 1. Grants of Security. Pledgor hereby assigns, pledges and grants to the Lender a first priority security interest in all of such Pledgor's right, title and interest in and to the following (the "Collateral") to secure the Secured Obligations (as defined in Section 2).

               (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

               (ii) all proceeds of the foregoing items described in the preceding clause (i).

          SECTION 2. Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether upon demand, at stated maturity, by acceleration or otherwise, of: (a) all obligations of Pledgor in respect of the Note, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), fees, expenses or otherwise; and (b) all obligations of Pledgor now or hereafter existing under this Agreement and any and all damages
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and claims (including any third party claims) suffered by Lender which may result from any breach by Pledgor of, or any misrepresentation contained in this Agreement or the Note (all such obligations of Pledgor are referred to herein as the "Secured Obligations").

          SECTION 3. Delivery of Pledged Shares. All certificates or instruments representing or evidencing the Pledged Share. shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, at any time in its discretion and without notice to Pledgor, whether prior to or following the occurrence of an Event of Default (as defined herein), to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Shares. In addition, the Lender shall have the right, subject to the reasonable approval of Intek's transfer agent, at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

          SECTION 4. Representations and Warranties. Pledgor represents and warrants to the Lender that the following statements are true, correct and complete:

          (a) Pledgor is the legal and beneficial owner of the Collateral, free and clear of any lien or security interest except for the security interest created by this Agreement. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to the Lender;

          (b) Pledgor has full power, authority, and legal right to pledge the Collateral pursuant to this Agreement;

          (c) All of the Pledged Share have been duly authorized and validly issued and are fully paid and non-assessable;

          (d) The pledge and delivery of the Collateral to the Lender pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations;

          (e) Except as have already been made or obtained, no consent of any other party (including, without limitation, creditors of Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with any governmental authority or regulatory body is required either
(i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the perfection of or exercise by the Lender of the rights provided for in
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this Agreement or the remedies in respect of the Collateral pursuant to this
Agreement;

          (f) The pledge of the Pledged Shares does not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System; and

          (g) Except as permitted under this Agreement, the Pledgor at all times will be the sole beneficial owner of the Pledged Shares.

          SECTION 5. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 6.     Voting Rights, Dividends, Etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall give the Lender at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right;

               (ii) Pledgor shall be entitled to receive and retain any and all dividends, principal and interest paid in respect of the Collateral; provided, however, that any and all

                    (A) dividends, principal and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                    (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                    (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Lender to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated
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from the other property or funds of Pledgor, and be forthwith delivered to the
Lender as Collateral in the same form as so received (with any necessary indorsement); and

               (iii) the Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 6(a)(i) and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to subsection 6(a)(ii).

          (b)  Upon the occurrence and during the continuance of an Event of
Default:

               (i) Upon written notice from the Lender to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 6(a)(i) shall cease, and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to exercise such voting and other consensual rights.

               (ii) All rights of Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to subsection 6(a}(ii) shall cease and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to receive such dividends, distributions, principal and interest payments and the right to hold such dividends, distributions, principal and interest payments as Collateral during the continuance of such Event of Default. All dividends, interest and interest payments which are received by Pledgor contrary to the provisions of this subsection 6(b)(ii) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary indorsement).

               (iii) Pledgor shall execute and deliver (or cause to be executed and delivered) to the Lender all such proxies and other instruments as the Lender may reasonably request for the purpose of enabling the Lender to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 6(b)(i) and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to subsection 6(b)(ii).

          SECTION 7.     Transfers and Other Liens; Additional Shares.

          (a) Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any collateral, or (ii} create or
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permit to exist any lien or security interest upon or with respect to any
Collateral, except for the security interest under this Agreement.

          (b) Pledgor agrees that it will vote to cause Intek not to issue any additional stock or other securities or in substitution for the Pledged Shares.

          SECTION 8. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints the Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time upon the occurrence and continuation of an Event of Default, in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (i) to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, principal of interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

               (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for money due and to become due under or in respect of any of the Collateral;

               (iii) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

               (iv) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and Pledgor's expense, at any time, and from time to time, all acts that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all as full and effectively as Pledgor might do.

This appointment as attorney-in-fact is coupled with an interest and is irrevocable. In performing its functions and duties under this Agreement, the Lender has not assumed and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Pledgor.

          SECTION 9. Lender May Perform. If Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Pledgor under Section l4(b).

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          SECTION 10.    The Lender's Duties and Liabilities.

          (a) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to assert rights against any parties with respect to any Collateral.

          (b) The Lender shall not be liable to Pledgor (i) for any loss or damage sustained by Pledgor or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of, in connection with or that is in any way related to (x) any exercise by the Lender of any right or remedy under this Agreement or (y) any other act or failure to act of the Lender, except to the extent that the same shall be determined by a judgment of a court of competent jurisdiction, that is final and not subject to review on appeal, to be the result of acts or omissions on the part of the Lender constituting gross negligence or willful misconduct.

          SECTION 11. Events of Default; Remedies Upon Defaults; Decisions Relating to Exercise of Remedies.

          11.1 Any one or more of the following events shall constitute an Event of Default by Pledgor under this Agreement:

               (a) Failure to Pay Obligations. If Pledgor or any guarantor of the Secured Obligations ("Guarantor") fails to pay, no later than thirty (30) calendar days following the date when due and payable or when declared due and payable, all or any portion of the Secured Obligations owing to Lender (whether for principal, interest, taxes, reimbursement of expenses, or otherwise);

               (b) Failure to Perform. If Pledgor or any Guarantor fails or neglects to perform, keep or observe any other term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, the Note, the Option Agreement or any other present or future agreement between Pledgor and Lender;

               (c) Inaccurate Information. If any material representation, statement, report, or certificate made or delivered by Pledgor, or any of its officers, employees or agents, or any Guarantor to Lender, is not true and correct, or if any warranty or representation to Lender is withdrawn by Pledgor or by any officer or director of Pledgor or any Guarantor;
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               (d)  Third Party Claim. If any or a material portion of
Pledgor's or any Guarantor's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee (as defined below), and such attachment, seizure, writ and/or levy is not released within thirty (30) days;

               (e) Acceleration of Indebtedness. If there is a default in any material agreement to which Pledgor or any Guarantor is a party with third parties resulting in a right by such third parties to accelerate the maturity of Pledgor's or such Guarantor's indebtedness, and such default is not cured prior to such acceleration;

               (f) Impairment. If there is a material impairment of the prospect of repayment of all or any portion of the Secured Obligations or a material impairment of the value or priority of Lender's security interests in the Collateral;

               (g) Voluntary Insolvency Proceeding. If Pledgor or any Guarantor commences any Insolvency Proceeding (as defined below);

               (h) Involuntary Insolvency Proceeding. If any Insolvency Proceeding is commenced against Pledgor or any Guarantor and which is not dismissed within sixty (60) days of the date of filing;

               (i) Interruption of Business. If Pledgor or any Guarantor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its respective business affairs;

               (j) Governmental Lien. If a notice of lien, levy or assessment is filed of record with respect to any or all of Pledgor's or any Guarantor's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or debt owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Pledgor's or any Guarantor's assets and the same is not paid on the payment date thereof, and such lien, levy or assessment is not released or payment made in full within thirty (30) days;

               (k)  Liens.    If a judgment or other claim becomes a lien or
encumbrance upon all or a material portion of Pledgor's or any Guarantor's assets, and such lien or encumbrance is not released within thirty (30) days;

               (l) Payment of Taxes or Filing Tax Returns. If Pledgor or any Guarantor fails to make any payment on any sales, use, income, property or other taxes no later than the fifteenth (15th) calendar day following the date such taxes are due and payable, or Pledgor or any Guarantor fails to file any tax return on or before the date due; or

               (m) Impairment of Guaranty. If any Guarantor dies, or revokes or terminates his guaranty, or defaults in the payment or performance of any obligations of Guarantor owing to Secured Party.

          11.2 As use herein:

               (a) The term "Insolvency Proceeding" means and includes any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of
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creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

               (b) The term "Judicial Officer or Assignee" means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

          11.3 If an Event of Default shall have occurred and be continuing:

               (a) the Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of California at that time;

               (b) the Lender may transfer all or any part of the Collateral into the Lender's name or the name of its nominee or nominees;

               (c) the Lender may give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were a party thereto or outright owner thereof;

               (d) the Lender may settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

               (e) the Lender may, in respect of the Collateral, execute all such contracts, agreements, deeds, documents and instruments; bring, defend and abandon all such actions, suites and proceedings; and take all actions in relation to all or any part of the Collateral as the Lender in its absolute discretion may determine;

               (f) the Lender may without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem
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commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the extent permitted by law, the Lender may be the purchaser of any or all of the Collateral at any such public or private sale. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days'' notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (i) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws.

                    (ii) If the Lender determines to exercise its rights to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause Intek from time to time to furnish to the Lender all such information as the Lender may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Lender as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect;

               (g) The Lender may appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this
Section 11 and to dismiss the same, all as the Lender in its absolute discretion may determine; and

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               (h)  The Lender may generally take all such other action as the
Lender in its absolute discretion may determine to be incidental or conductive to any of the matters or powers mentioned in the foregoing provisions of this
Section 11 and which the Lender may or can do lawfully.

          SECTION 12. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Lender shall be in addition to every other right, power and remedy specifically given under this Agreement, the Note or the Option Agreement or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Lender. All such rights, powers and remedies shall be cumulative, and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein.

          SECTION 13. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Lender as Collateral and all cash proceeds received by the Lender
(all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Lender of its remedies as a secured creditor as provided in
Section 11 of this Agreement shall promptly be applied by the Lender from time to time as follows:

               First: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by the Lender in connection therewith, in accordance with
Section 14(b);

               SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of the Secured Obligations to the Lender; and

               THIRD: After payment in full of the amounts specified in the preceding subparagraphs, and any other amount required by any provision of law, to Pledgor, or its successors or assigns, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

All applications of Proceeds to the Secured Obligations shall be applied to the payment of interest before application to the payment of principal. If any portion of the Secured Obligations shall remain unpaid following application of
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the Proceeds, Pledgor shall remain liable therefor.

          SECTION 14.    Indemnity and Expenses.

          (a) Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from Pledgor's breach of any term hereof or the Option Agreement or any misrepresentation made hereunder, under the Option Agreement or in connection with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct. This provision shall remain in effect following payment of the Secured Obligations.

          (b) Pledgor will upon demand pay to the Lender the amount of any and all of the Lender's reasonable out-of-pocket expenses, including fees and disbursements of its counsel, that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          SECTION 15. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor herefrom shall in any event be effective without the written concurrence of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 16. Addresses for Notices. Any communications between the parties hereto or notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each party at its address set forth on the signature pages hereof or to such other addresses as each party may in writing hereafter indicate. Any notice, request or demand to or upon the Lender or Pledgor shall not be effective until received (provided, in the case of telex, facsimile transmission or cable, that receipt is confirmed).

          SECTION 17. Effect of Disposition of Collateral. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divert all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all persona claiming or attempting to claim the collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor. Any such transaction will be subject to the Option Agreement.

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          SECTION 16.    Continuing Security Interest; Transfer of Secured
Obligations; Termination. This Agreement shall create a continuing security interest in the Collateral and shall:

               (i) remain in full force and effect until the indefeasible payment and performance in full of the Secured Obligations;

               (ii) be binding upon Pledgor, its successors and assigns; and

               (iii) inure, together with the rights and remedies of the Lender, to the benefit of the Lender and its successors, transferees and assigns.

Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer all or a portion of its interests and rights under the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the date set forth in subsection 18(i), Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 19. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same.

          SECTION 22. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF PLEDGOR AND THE LENDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Note, terms defined in Divisions 8 and 9 of the UCC are used herein as therein defined.

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

          SECTION 23. Interpretation. Whatever in this Agreement the context may require, the masculine gender shall be deemed to include the feminine and/or neuter, and the singular to include the plural.

          SECTION 24. Consent to Jurisdictional and Service of Process; Waiver of Trial by Jury. Pledgor hereby irrevocably submits to the jurisdiction of any California State or Federal court sitting in the Central District of California in any action or proceeding arising out of or relating to this Agreement, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 24 shall affect the right of the lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, EACH PARTY HERETO WAIVES TRIAL BY JURY.

          SECTION 25. Security Interest Absolute. All rights of the Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (I) any lack of validity or enforceability of the Note, the Option Agreement, or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other related document;

               (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departures from any guaranty for all or any of the Secured Obligations; or

               (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

          SECTION 26. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (i) Pledgor shall remain liable under the contracts and agreements included in or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of the rights hereunder shall not release Pledgor from any of
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

its duties or obligations under the contracts and agreements included in or relating to the Collateral and (iii) the Lender shall not have any obligation or liability under the contracts and agreements included in or relating to the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 27. Facsimile Execution. Execution of this Agreement shall be deemed binding upon the party executing this Agreement notwithstanding that delivery of the executed document may be by facsimile transmission. Any party shall be entitled to rely on a faxed execution copy of this Agreement with the same force and effect as if an originally inked execution copy were delivered. Inked original documents shall be delivered to the other parties by Federal Express mail within one business day of the facsimile transmission.

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

          IN WITNESS WHEREOF, Pledgor and the Lender have caused this Agreement to be duly executed and delivered as of the date first above written.


                                   RFF Family Partnership, L.P., a
                                   California limited partnership

                                   By R.F.F., Inc., a California
                                   Corporation, general partner


                                   By:  /s/ Robert F. Freedman
                                      ----------------------------
                                        Its:    President


                                   Notice Address for Lender:

                                   11575 Dona Dorotea
                                   Studio City, California  91604

                                   with a copy to:

                                   Jeffer, Mangels, Butler & Marmaro
                                   2121 Avenue of the Stars
                                   Tenth Floor
                                   Los Angeles, California  90067
                                   Attn:  William M. Weintraub, Esq.


                                   Roamer One Holdings, Inc., a
                                   Delaware corporation

                                   By:  /s/ Steven L. Wasserman
                                      ------------------------------
                                        Its:  Secretary


                                   Notice Address:

                                   c/o Kohrman Jackson & Krantz
                                   1375 East Ninth Street
                                   One Cleveland Center - 20th Floor
                                   Cleveland, Ohio  44114